UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 16, 2009

PATHFINDER BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Commission File Number
000-23601

Federal	16-1540137
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

214 West First Street, Oswego, NY 13126
(Address of Principal Executive Office) (Zip Code)

(315) 343-0057
(Registrant’s Telephone Number including area code)

Not Applicable
Former Name or Former Address, If Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                Entry into a Material Definitive Agreement

On September 11, 2009, Pathfinder Bancorp, Inc. (the “Company”), the holding company of Pathfinder Bank, entered into a Letter Agreement (the “Purchase Agreement”), with the United States Department of the Treasury (“Treasury Department”) pursuant to which the Company has issued and sold to Treasury: (i) 6,771 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share (the “Series A Preferred Stock”), having a liquidation amount per share equal to $1,000, for a total price of $6,771,000; and (ii) a Warrant (the “Warrant”) to purchase 154,354 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at an exercise price per share of $6.58.  The Company intends to contribute to Pathfinder Bank, its subsidiary, 81.23% of the proceeds of the sale of the Series A Preferred Stock. The Purchase Agreement is attached as Exhibit 10.12 hereto and is incorporated herein by reference.

The Series A Preferred Stock pays cumulative dividends at a rate of 5% per annum for the first five years and thereafter at a rate of 9% per annum.  The Series A Preferred Stock is generally non-voting.  Prior to September 11, 2012, and unless the Company has redeemed all of the Series A Preferred Stock or the Treasury Department has transferred all of the Series A Preferred Stock to a third party, the approval of the Treasury Department will be required for the Company to increase its common stock dividend or repurchase its common stock or other equity or capital securities, other than in certain circumstances specified in the Purchase Agreement.

The Warrant has a ten year term and is immediately exercisable.  The Warrant provides for the adjustment of the exercise price and the number of shares of the Company’s common stock issuable upon exercise pursuant to customary anti-dilution provisions, such as upon stock splits or distributions of securities or other assets to holders of the Company’s common stock, and upon certain issuances of the Company’s common stock at or below a specified price relative to the then current market price of the Company’s common stock.  If, on or prior to December 31, 2009, the Company receives aggregate gross cash proceeds of not less than the purchase price of the Series A Preferred Stock from one or more “qualified equity offerings,” the number of shares of common stock issuable pursuant to the Warrant will be reduced by one-half of the original number of shares, taking into account all adjustments.  Pursuant to the Purchase Agreement, the Treasury Department has agreed not to exercise voting power with respect to any shares of common stock issued upon exercise of the Warrant.  The Warrant is attached as Exhibit 4.2 hereto and is incorporated herein by reference.

The Series A Preferred Stock and the Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.  The Company has agreed to register for resale the Series A Preferred Stock, the Warrant and the shares of common stock underlying the Warrant (the “Warrant Shares”), as soon as practicable after the date of the issuance of the Series A Preferred Stock and the Warrant.  Neither the Series A Preferred Stock nor the Warrant will be subject to any contractual restrictions on transfer, except that the Treasury Department may only transfer or exercise an aggregate of one-half of the Warrant Shares prior to the earlier of the date on which the Company receives aggregate gross cash proceeds of not less than the purchase price of the Series A Preferred Stock from one or more “qualified equity offerings” and December 31, 2009.

Pursuant to the Purchase Agreement, the closing was subject to each of the Company’s Senior Executive Officers, as defined in subsection 111(b)(3) of the Emergency Economic Stabilization Act of 2008 (the “EESA”) and regulations issued thereunder, delivering to Treasury a written waiver voluntarily, effective September 11, 2009, waiving any claim against Treasury or the Company for any changes to such Senior Executive Officer’s compensation or benefits that are required to comply with the regulation issued by Treasury under the Troubled Assets Relief Program (“TARP”) Capital Purchase Program as published in the Federal Register on October 20, 2008 as amended by the American Recovery and Reinvestment Act of 2009 and acknowledging that the regulation may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including so-called “golden parachute” agreements) (collectively, “Benefit Plans”) as they relate to the period Treasury holds any equity or debt securities of the Company acquired through the TARP Capital Purchase Program.

The closing also was subject to the Company effecting changes to its Benefit Plans with respect to its Senior Executive Officers as may be necessary, during the period that Treasury owns any debt or equity securities of the Company acquired pursuant to the Purchase Agreement, to comply with Section 111 of the EESA as implemented by any guidance or regulation under the EESA that has been issued and is in effect as of the closing date.  The Purchase Agreement required the written consent of those Senior Executive Officers to the extent necessary for the changes to be legally enforceable.  The amendments effecting such changes and related consent were effective September 11, 2009.

In the Purchase Agreement, the Company agreed that, until such time as Treasury ceases to own any debt or equity securities of the Company acquired pursuant to the Purchase Agreement, the Company will take all necessary action to ensure that its Benefit Plans with respect to its Senior Executive Officers comply with Section 111(b) of the EESA as implemented by any guidance or regulation under the EESA that has been issued and is in effect as of the closing date, and has agreed to not adopt any Benefit Plans with respect to, or which cover, its Senior Executive Officers that do not comply with the EESA.

Item 3.02.                                Unregistered sales of equity securities

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 3.03.                                Material modification to rights of securityholders.

Prior to September 11, 2012, unless the Company has redeemed the Series A Preferred Stock or the Treasury Department has transferred the Series A Preferred Stock to a third party, the consent of the Treasury Department will be required for the Company to (1) declare or pay any dividend or make any distribution on its common stock (other than regular quarterly cash dividends of not more than $0.03 per share of common stock) or (2) redeem, purchase or acquire any shares of its common stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Purchase Agreement.

In addition, under the Purchase Agreement, the Company’s ability to declare or pay dividends or repurchase its common stock or other equity or capital securities will be subject to restrictions in the event that it fails to declare and pay (or set aside for payment) full dividends on the Series A Preferred Stock.

Item 5.02.	Departure of directors or certain officers; election of directors; appointment of certain officers; compensation arrangements of certain officers.

The information concerning executive compensation set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 5.02.

Item 5.03.                                Amendment to articles of incorporation or bylaws; change in fiscal year

On September 4, 2009, the Company filed with the Office of Thrift Supervision, a Certificate of Designations to its Charter establishing the terms of the Series A Preferred Stock.  This Certificate of Designations is attached as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 9.01.                                Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Shell Company Transactions. Not applicable.
     (d)  Exhibits.

Exhibit No.	Description

4.1                       Certificate of Designations for the Series A Preferred Stock

4.2                       Warrant to Purchase Common Stock

10.12                      Letter Agreement, dated September 11, 2009, betweenPathfinder Bancorp, Inc. and the United StatesDepartment of the Treasury, which includes the Securities Purchase Agreement-Standard Terms attached thereto, with respect to the issuance and sale of the Series A Preferred Stock and the Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Pathfinder Bancorp, Inc.

DATE:  September 16, 2009                                                By:           /s/: James A. Dowd
James A. Dowd,
Senior Vice President and
Chief Financial Officer